UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 27, 2009

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

12276 Wilkins Avenue, Rockville, MD	20852
(Address of Principal Executive Offices)	(Zip Code)

(301) 770-3099

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2009, the Compensation Committee of Nabi Biopharmaceuticals (the “Company”) approved the corporate goals for the VIP Management Incentive Plan (the “VIP Plan”) for 2009. The VIP Plan provides cash bonus incentives to the Company’s executive officers, and vice president, senior director and director level personnel, although the summary below focuses on the aspects of the VIP Plan applicable to the Company’s executive officers.

The objective of the VIP Plan is to provide an effective tool to help motivate the executive’s performance in achieving the Company’s defined strategy and goals by aligning measurement and accountability with rewards. The total bonus potential under the VIP Plan for each of Raafat E.F. Fahim, Ph.D., President and Chief Executive Officer, Paul Kessler, M.D., Senior Vice President Clinical, Medical and Regulatory Affairs, and Matthew W. Kalnik, Ph.D., Senior Vice President Strategic Planning & Business Operations is 80%, 55% and 55%, respectively, of his base salary. Rewards under the VIP Plan are based on performance as measured by two sets of goals, the corporate goals for the Company and the individual goals for each officer, except for Dr. Fahim, who as President and Chief Executive Officer is measured only on corporate goals. For Drs. Kessler and Kalnik, 70% of the total bonus potential is determined by corporate goals and the remaining 30% of bonus potential is determined by individual goals. Each set of goals assigns a different percentage weight to each goal with the total percentage weight of each set of goals totaling 100%. The bonus potential, the relative weights of the corporate and individual goals, and all other elements of the VIP Plan are subject to change at the discretion of the Compensation Committee

If management of the Company is successful during 2009 in obtaining the sale or merger of the entire Company, then 100% percent of the corporate goals will be achieved. Otherwise, 10% to 50% of the corporate goals will be achieved (as determined in the discretion of the Compensation Committee) upon (i) the establishment of a successful partnering arrangement for, (ii) a successful sale of, or (iii) the receipt of a government grant relating to NicVAX® [Nicotine Conjugate Vaccine] and/or PentaStaph™ [Pentavalent S.aureus Vaccine]. In making its determination regarding the degree to which these corporate goals have been achieved, the Compensation Committee will consider factors such as the transaction size, the overall economic value (including the economic risk) to Nabi of the sale, partnering arrangement or grant, the strategic importance of the transaction, and the extent to which the sale, partnering arrangement or grant furthers the overall objectives of the Company. The remaining 50% of the corporate goals will be achieved through the successful accomplishment of six goals (weighted as indicated) relating to the initiation of Phase I trials for two new PentaStaph antigens (15%), containing operating expenses (10%), achieving manufacturing and technology transfer objectives (10%), and three clinical, regulatory and operational objectives (each 5%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: July 31, 2009	By:	/s/ Raafat E. F. Fahim
Raafat E. F. Fahim, Ph.D.
President, Chief Executive Officer and Acting Chief Financial Officer